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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2002

                           FRIEDE GOLDMAN HALTER, INC.
                            (AS DEBTOR IN POSSESSION)
             (Exact name of registrant as specified in its charter)


        Mississippi                        0-22595                72-1362492
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          13085 Industrial Seaway Road
                           Gulfport, Mississippi 39503
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (228) 896-0029
                         (Registrant's telephone number,
                              including area code)




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Item 2.   Disposition of Assets

     On June 26, 2002, the Board of Directors of Friede Goldman Halter, Inc. (FGH: FGHLQ) announced that Friede Goldman Halter, Inc. (OTCBB: FGHLQ) received milestone dates from the U.S Bankruptcy Court regarding the sale of Halter Marine. The Court auction date has been set for July 16th 2002 with the sale hearing to take place on July 23rd 2002. A copy of the procedures for participating in the auction is available from counsel for the Selling Debtors, Douglas G. Walter, Andrews & Kurth, Mayor, Day, Caldwell & Keeton, 600 Travis, Suite 4200, Houston, Texas 77002. The sale contemplates an agreement for the purchase of all the operating assets and properties of Halter, including the assets at Halter Pascagoula, Halter Moss Point, Moss Point Marine, Halter Port Bienville, Halter Lockport, and Halter Gulfport East including the Corporate Headquarters, Gulfport Central and Three Rivers. The closing is expected to take place in early August 2002.

     For additional information, reference is made to the Press Release dated June 26, 2002, a copy of which is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

         ( c )

         Exhibit 99.1      Press Release of Registrant dated June 26, 2002




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FRIEDE GOLDMAN HALTER, INC.

Date: June 26, 2002

                                     By: /s/ T. Jay Collins
                                        ----------------------------------
                                        T. Jay Collins
                                        Chief Executive Officer



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                                  EXHIBIT INDEX

        Exhibit No.                          Description
        -----------                          -----------
           *99.1                Press Release of Registrant dated June 26, 2002


-------------------
* Filed herewith.



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